                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549


                                   FORM 8-K/A


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


               Date of Report (Date of earliest event reported):

                                 June 10, 1997


                           RAMSAY HEALTH CARE, INC.
             -----------------------------------------------------
             (Exact name of registrant as specified in its charter)

     Delaware                      0-13849                      63-0857352
-----------------               ------------               -------------------
 (State or other                (Commission                 (I.R.S. Employer
 jurisdiction of                File Number)               Identification No.)
 incorporation)

                Columbus Center
         One Alhambra Plaza, Suite 750
             Coral Gables, Florida                               33134
   ----------------------------------------                   -----------
   (Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code   (305) 569-6993
                                                     ---------------


                                Not Applicable
     ---------------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.
          -------------------------------------------------------------------

Item 7 is hereby amended and restated as follows:

          (a)  Financial statements of business acquired.

          The consolidated balance sheet of Ramsay Managed Care, Inc. ("RMCI") as of June 30, 1996, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the two years in the period ended June 30, 1996 are incorporated by reference to the Registrant's Registration Statement on Form S-4 declared effective by the Commission on March 25, 1997 (file no. 333-23799).

          The consolidated balance sheet of RMCI as of March 31, 1997, and the related consolidated statements of operations and cash flows for the nine months ended March 31, 1997 are incorporated by reference to RMCI's Quarterly Report on Form 10-QSB for the quarterly period ended March 31, 1997 filed with the Commission on May 20, 1997 (file no. 0-26666).

          (b)  Pro forma financial information:

          Attached hereto as Annex A are the unaudited pro forma condensed balance sheet of the Registrant as of March 31, 1997 and unaudited pro forma consolidated statements of operations for the nine months ended March 31, 1997 and the fiscal year ended June 30, 1996, and the notes thereto.

                                   SIGNATURE
                                   ---------

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to be signed on its behalf by the undersigned hereunto duly authorized.


                                                RAMSAY HEALTH CARE, INC.


                                                By /s/ Daniel A. Sims
                                                  ------------------------
                                                  Name:   Daniel A. Sims
                                                  Title:  Vice President and
                                                          Secretary
Dated: August 22, 1997

                   PRO FORMA CONDENSED FINANCIAL INFORMATION

          The following unaudited pro forma condensed balance sheet of RHCI as of March 31, 1997 and unaudited pro forma condensed statements of operations of RHCI for the nine months ended March 31, 1997 and the fiscal year ended June 30, 1996 give effect to the Merger, assuming the Merger had been consummated on July 1, 1995 and accounted for under the purchase method of accounting. The pro forma financial information also gives effect to the sale of RMCI's wholly owned subsidiary, Apex Healthcare, Inc. ("Apex") on April 1, 1997.

          The information contained in the columns entitled "Historical RHCI" and "Historical RMCI" in the condensed balance sheet and statement of operations as of and for the nine months ended March 31, 1997 is summarized from the unaudited consolidated financial statements included in RHCI's March 31, 1997 Quarterly Report on Form 10-Q and RMCI's March 31, 1997 Quarterly Report on Form 10-QSB, respectively. The information contained in the columns entitled "Historical RHCI" and "Historical RMCI" in the condensed statement of operations for the fiscal year ended June 30, 1996 is summarized from the audited consolidated financial statements included in RHCI's June 30, 1996 Annual Report on Form 10-K and RMCI's June 30, 1996 Annual Report on Form 10-KSB, respectively.

          The pro forma condensed financial statements are presented for informational purposes only and are not necessarily indicative of the financial position or results of operations which would actually have occurred if the Merger and the sale of Apex had been consummated as of the date presented and do not purport to project RHCI's financial position or results of operations for any future period or date. The pro forma condensed financial statements should be read in conjunction with the historical consolidated financial statements and related notes included in RHCI's March 31, 1997 Quarterly Report on Form 10-Q, RHCI's June 30, 1996 Annual Report on Form 10-K, RMCI's March 31, 1997 Quarterly Report on Form 10-QSB and RMCI's June 30, 1996 Annual Report on Form 10-KSB.

              PRO FORMA CONDENSED BALANCE SHEET AT MARCH 31, 1997
                            (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

                                           Historical                            Pro Forma Adjustments
                                       -----------------            ----------------------------------------------    RHCI
                                         RHCI      RMCI   Subtotal  Sale of Apex (a)  Merger (b)  Eliminations (c)  Pro Forma
                                       --------  -------  --------  ----------------  ----------  ----------------  ---------
ASSETS
Cash and cash equivalents              $    872  $ 2,141  $  3,013       $    --        $(1,300)       $    --       $  1,713
Patients accounts receivable, net        25,925    1,280    27,205            --             --             --         27,205
Other current assets                     12,837    1,221    14,058          (688)            --         (1,412)        11,958
                                       --------  -------  --------       -------        -------        -------       --------
Total current assets                     39,634    4,642    44,276          (688)        (1,300)        (1,412)        40,876
Goodwill and other intangible assets        575    7,905     8,480          (153)        13,514             --         21,841
Other assets                             18,558    2,328    20,886        (2,253)        (1,610)        (6,387)        10,636
Property and equipment, net              65,561      710    66,271            --             --             --         66,271
                                       --------  -------  --------       -------        -------        -------       --------
TOTAL ASSETS                           $124,328  $15,585  $139,913       $(3,094)       $10,604        $(7,799)      $139,624
                                       ========  =======  ========       =======        =======        =======       ========

LIABILITIES
Current liabilities                    $ 34,119  $12,151  $ 46,270       $(5,928)       $    --        $(1,482)      $ 38,860
                                                                              --
Long-term debt, less current portion     33,104    4,588    37,692            --             --         (4,588)        33,104
Other noncurrent liabilities              7,518    4,743    12,261            --           (867)        (1,729)         9,665
                                       --------  -------  --------       -------        -------        -------       --------
                                         74,741   21,482    96,223        (5,928)          (867)        (7,799)        81,629

STOCKHOLDERS' EQUITY (DEFICIT)           49,587   (5,897)   43,690         2,834          8,408             --         57,995
                                                                                          3,063
                                       --------  -------  --------       -------        -------        -------       --------

TOTAL LIABILITIES AND STOCKHOLDERS'
 EQUITY (DEFICIT)                      $124,328  $15,585  $139,913       $(3,094)       $10,604        $(7,799)      $139,624
                                       ========  =======  ========       =======        =======        =======       ========

Notes to Unaudited Pro Forma Condensed Balance Sheet

(a) During the year ended June 30, 1996, RMCI adopted a plan to sell Apex, which conducts RMCI's HMO operation. Accordingly, RMCI has classified its HMO operation, the net operating assets of which totalled $442,000 at March 31, 1997, as a discontinued operation. On April 1, 1997, Apex was sold and the net sale proceeds resulting from the sale totalled $3,429,000. Accordingly, the assets and liabilities of Apex are included in the historical RMCI balance sheet at March 31, 1997. In order to effect the closing on April 1, 1997, on March 31, 1997, RMCI received the proceeds related to the sale, totalling $4,350,000 (of which $350,000 was placed in escrow for 180 days from the closing to secure certain representations and warranties of the sale agreement), and immediately applied $2,285,000 to pay in full its outstanding bank indebtedness. Given that the sale of Apex was not effective until April 1, 1997, in its March 31, 1997 balance sheet, RMCI recorded (a) the $350,000 of sale proceeds placed in escrow as other current assets, (b) $1,715,000 of sale proceeds as cash and cash equivalents, (c) $2,285,000 of sale proceeds as a reduction of indebtedness and (d) the total amount received as other current liabilities.

      The pro forma adjustments reflect the elimination of the carrying value of Apex's net operating assets, totalling $442,000 at March 31,1997, a write-off of unamortized development costs related to Apex and recorded by RMCI, totalling $153,000 at March 31, 1997, and a gain on sale equal to the net sale proceeds in excess of the carrying value of Apex's net operating assets at March 31, 1997.

(b) As of June 10, 1997, the effective date of the Merger, RHCI will issue 2,136,105 shares of RHCI Common Stock, and 100,000 shares of RHCI Series 1996 Preferred Stock, each share of which will be convertible into 10 shares of RHCI Common Stock. This RHCI Common Stock and RHCI Series 1996 Preferred Stock will be issued in the Merger in exchange for 6,408,315 shares of RMCI Common Stock and 100,000 shares of RMCI Series 1996 Preferred Stock. This RHCI Common Stock, including the RHCI Common Stock issuable upon the conversion of the RHCI Series 1996 Preferred Stock, will have a pro forma market value of approximately $9,408,000 based upon the closing sale price of the RHCI Common Stock on NASDAQ of $3.00 per share on June 10, 1997.

   Under the purchase method of accounting, the assets and liabilities of RMCI are adjusted to their estimated fair values. For purposes of these pro forma financial statements, estimates have been made of the fair values of RMCI's assets and liabilities as of March 31, 1997. These fair value adjustments were based on the best information available to RHCI and are subject to change as additional information becomes available.

   In addition to the pro forma market value at March 31, 1997 of $9,408,000 of RHCI Common Stock and RHCI Series 1996 Preferred Stock to be issued in the Merger, the total purchase price includes direct acquisition costs, primarily consisting of investment banking and legal costs, of approximately $300,000. It is anticipated RHCI will also incur costs of approximately $1,000,000, primarily consisting of legal, accounting, printing and mailing costs, in connection with the issuance of RHCI Common Stock and RHCI Series 1996 Preferred Stock with such costs recorded as a reduction of equity in the pro forma condensed balance sheet. The following table indicates the allocation of the total purchase price to the deficit in net assets of RMCI:

Deficit in net assets of RMCI at
  March 31, 1997                                                   $(5,897,000)
Expected gain on the sale of
  Apex, based on the net assets
  of Apex at March 31, 1997 (see
  (a) above)                                                         2,834,000
                                                                   -----------
Adjusted deficit in net assets
  of RMCI                                                           (3,063,000)
Purchase accounting adjustments:
  Identifiable intangibles
    arising from the acquisition               4,740,000
  RMCI's existing goodwill and
    identifiable intangible
    assets                                    (7,752,000)
  Goodwill arising from the
    acquisition                               16,526,000
                                              ----------
                                                                    13,514,000
  Deferred income taxes related
    to purchase accounting
    adjustments:
      Identifiable intangibles
        arising from the acquisition          (1,610,000)
      RMCI's existing identifiable
        intangible assets                        867,000
                                              ----------
                                                                      (743,000)
                                                                    -----------
  Total purchase price,
    including direct acquisition
    costs                                                           $ 9,708,000
                                                                    ===========

(c) This adjustment reflects the elimination of all intercompany receivables and payables.

                  PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                        NINE MONTHS ENDED MARCH 31, 1997
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                           Historical                           Pro Forma Adjustments
                                       -----------------            ---------------------------------------------    RHCI
                                         RHCI      RMCI   Subtotal  Merger     Eliminations (c)  Sale of Apex (d)  Pro Forma
                                       -------   -------  --------  ------     ----------------  ----------------  ---------
Net Revenues                           $98,408   $17,878  $116,286  $  --           $(785)             $  --        $115,501
Expenses
 Salaries, wages and benefits           49,736     6,986    56,722   (139)(a)          --                 --          56,583
 Other operating expenses               32,613     3,601    36,214    (35)(a)          --                 --          36,179
 Contracted provider services               --     6,497     6,497     --            (425)                --           6,072
 Provision for doubtful accounts         3,332        --     3,332     --              --                 --           3,332
 Depreciation and amortization           3,969     1,000     4,969    540(b)           --                 --           5,509
 Interest and other financing charges    4,463       675     5,138     --            (360)              (196)          4,582
                                       -------   -------  --------  -----           -----              -----        --------
Total Expenses                          94,113    18,759   112,872    366            (785)              (196)        112,257
                                       -------   -------  --------  -----           -----              -----        --------
Income (Loss) From Continuing
 Operations Before Income Taxes          4,295      (881)    3,414   (366)             --                196           3,244
Income Taxes                            (1,632)       --    (1,632)    --              --                 --          (1,632)
                                       -------   -------  --------  -----           ------             -----        --------
Net Income (Loss) From Continuing
 Operations                            $ 2,663   $  (881) $  1,782  $(366)          $  --              $ 196        $  1,612
                                       =======   =======  ========  =====           ======             =====        ========
Net income from continuing
 operations per common and dilutive
 common equivalent share:
 Primary                               $  0.25                                                                      $   0.10(e)
 Fully diluted                         $  0.25                                                                      $   0.10(e)
Weighted average number of common
 and dilutive common equivalent
 shares outstanding:
 Primary                                11,750                                                                        12,461
 Fully diluted                          11,750                                                                        12,461

 PRO FORMA CONDENSED STATEMENT OF OPERATIONS FOR THE YEAR ENDED JUNE 30, 1996
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                   Historical                            Pro Forma Adjustments
                               ------------------            ---------------------------------------------    RHCI
                               RHCI (f)  RMCI (g)  Subtotal  Merger     Eliminations (c)  Sale of Apex (d)  Pro Forma
                               --------  --------  --------  ------     ----------------  ----------------  ---------
Net Revenues                   $117,423   $21,602  $139,025  $ --           $(1,060)           $  --         $137,965
Expenses
 Salaries, wages and benefits    66,259     8,743    75,002   (150)(a)           --               --           74,852
 Other operating expenses        42,387     6,252    48,639   (47)(a)          (180)              --           48,412
 Contracted provider services        --     8,088     8,088    --              (400)              --            7,688
 Provision for doubtful
  accounts                        5,805        --     5,805    --                --               --            5,805
 Depreciation and
  amortization                    5,490     1,323     6,813   428(b)             --               --            7,241
 Goodwill write down                 --     1,929     1,929    --                --               --            1,929
 Interest and other
  financing charges               6,892       685     7,577    --              (480)            (195)           6,902
  Losses related to asset
   sales and closed
   businesses                     4,473        --     4,473    --                --               --            4,473
  Asset impairment charges        5,485        --     5,485    --                --               --            5,485
                               --------   -------  --------  ------         -------            -----         --------
Total Expenses                  136,791    27,020   163,811    231           (1,060)            (195)         162,787
                               --------   -------  --------  ------         -------            -----         --------
Loss From Continuing
 Operations Before Income
 Taxes                         (19,368)   (5,418)  (24,786)  (231)              --              195          (24,822)
Income Tax Benefit                2,887        --     2,887    --               --               --            2,887
                               --------   -------  --------  ------         -------            -----         --------
Net Loss From Continuing
 Operations                    $(16,481)  $(5,418) $(21,899) $(231)         $   --             $ 195         $(21,935)
Net loss from continuing       ========   =======  ========  ======         =======            =====         ========
 operations per common and
 dilutive common equivalent
 share:
 Primary                       $  (2.12)                                                                     $  (2.23)(e)
 Fully diluted                 $  (2.12)                                                                     $  (2.23)(e)
Weighted average number of
 common and dilutive common
 equivalent shares
 outstanding:
 Primary                          7,929                                                                        10,065
 Fully diluted                    7,929                                                                        10,065

Notes to Unaudited Pro Forma Condensed Statements of Operations

(a) These adjustments reflect certain savings which RHCI expects to achieve through reductions in operating costs in connection with the Merger. The extent to which these savings will be achieved depends, among other things, on economic conditions and may be affected by unanticipated changes in business activities, inflation and certain external factors. Therefore, there can be no assurance that these savings will be realized.

(b) This adjustment relates to the amortization of goodwill and other intangible assets arising from the acquisition of RMCI by RHCI, as if RMCI had been acquired on July 1, 1995. The calculation of the pro forma amortization expense is as follows:

                                                          Amortization    Amortization    Amortization
                                                Amount       Period      7/1/96-3/31/97  7/1/95-6/30/96
                                             ----------------------------------------------------------
Goodwill                                     $16,526,000    25 years       $  496,000      $  661,000

Other intangible assets:
  Managed care contracts                       2,405,000    51 months         424,000         566,000
  Clinical protocols                           2,335,000    15 years          117,000         156,000
                                             -----------                   ----------      ----------
                                             $21,266,000                    1,037,000       1,383,000
Less amortization expense
 recorded by RMCI on
 goodwill and other
 intangible assets                                                           (497,000)       (955,000)
Net increase in                                                            ----------      ----------
 amortization expense                                                      $  540,000      $  428,000
                                                                           ==========      ==========

      The amortization period of goodwill and other intangible assets arising from the acquisition of RMCI by RHCI is based on the following:

-- Managed care contracts -- as of the date of the Merger, the weighted average future life of RMCI's existing contracts, based on the percentage of each contract's annual revenue to total revenue and based on the assumption that the contracts will, on average, renew for four additional 12-month periods.

-- Clinical protocols -- estimated period over which RMCI's existing clinical protocols, which are used as the basis for RMCI's treatment decisions and product pricing, will be valid and appropriate.

-- Goodwill -- estimated period based on RHCI's assessment that RMCI's operations, after elimination of certain overhead and public company-related costs, will be profitable and that it has the ability to remain profitable for an indeterminate period of time.

(c) These adjustments reflect the elimination of RHCI and RMCI intercompany income and expense amounts including, for the nine months ended March 31, 1997 and year ended June 30, 1996, interest on intercompany debt of $360,000 and $480,000, respectively, charges for certain corporate services provided by RHCI to RMCI of $0 and $180,000, respectively, and patient service revenues and related contracted provider services expenses related to certain managed care arrangements between RHCI and RMCI of $425,000 and $400,000, respectively.

(d) This adjustment reflects the reduction in interest expense and, in the nine months ended March 31, 1997, $50,000 of loan costs related to RMCI indebtedness which was repaid upon the sale of Apex on April 1, 1997.

(e) Income (Loss) per common and dilutive common equivalent share is calculated as follows:

                                                          Nine Months Ended     Year Ended
                                                            March 31, 1997    June 30, 1996
                                                          -----------------   -------------
Pro forma net income (loss) from continuing operations       $ 1,612,000      $(21,935,000)
Less:  Dividends on RHCI Series C Preferred Stock               (272,000)         (362,000)
Less:  Dividends on RHCI Series 1996 Preferred Stock            (112,000)         (150,000)
                                                             -----------      ------------
                                                             $ 1,228,000      $(22,447,000)
                                                             ===========      ============

Pro forma net income (loss) from continuing operations
  per share                                                  $      0.10      $      (2.23)
                                                             ===========      ============
Weighted average shares outstanding (Primary and
  Fully Diluted)                                              12,461,000        10,065,000
                                                             ===========      ============

(f) During the fiscal year ended June 30, 1996, the following nonrecurring amounts were recorded in the consolidated statement of operations of RHCI:

      (i) contractual adjustment expenses of approximately $1,900,000 related to intermediary audits of prior year cost reports; as a result, RHCI recorded reserves in the fourth quarter totalling $3,500,000 related to possible future adjustments of its cost report estimates by intermediaries;

      (ii) losses totalling $4,473,000 related to additional asset write-downs, cost report settlements and other adjustments related to businesses which closed at various times prior to fiscal 1996, a reserve for Medicaid disproportionate share payments which the State of Louisiana has contended were improperly paid to two of RHCI's Louisiana facilities in fiscal 1995 and 1994, and lease commitments and other costs incurred in connection with RHCI's decision to relocate its corporate headquarters; and

      (iii) asset impairment charges totalling $5,485,000 related to an excess of carrying value of certain long-lived assets and investments over the fair value of these assets.

(g) During the fiscal year ended June 30, 1996, RMCI recorded certain nonrecurring amounts in its consolidated statement of operations, including a goodwill impairment charge of $1,929,000 related to its acquisition of Human Dynamics Institute, and $426,000 related to the write-off of deferred development costs based on RMCI's decision not to expand in certain markets in the United States.